U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
NanoAsia, Ltd.
(Exact name of Registrant as specified in its charter)

NEVADA	_____________________________
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

NanoAsia, Ltd. Shop G18-19, Zheng Cheng Bu Xing Jie, Zhen Xing San Jei Dongguan, Guangdong, China.	The Nevada Agency and Trust Company 50 West Liberty Street, Suite 880 Reno, Nevada 89501 (775) 322-0626
(Name and address of principal executive offices)	(Name and address of agent for service)

Registrant's telephone number, including area code: 852-9260-2297

Approximate date of commencement of proposed sale to the public:	As soon as practicable after the effective date of this Registration Statement.

If any of the securities registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE
Common Stock	3,000,000 shares	$0.001	$3,000	$0.12

(1)	This price was arbitrarily determined by NanoAsia, Ltd.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

COPIES OF COMMUNICATIONS TO:

Law Offices of Rory Vohwinkel
10120 S. Eastern Avenue, Suite 200, Henderson, NV 89052.

SUBJECT TO COMPLETION, Dated December 19, 2008

PROSPECTUS
NANOASIA, LTD.
3,000,000
COMMON STOCK
INITIAL PUBLIC OFFERING

The selling shareholders named in this prospectus are offering up to 3,000,000 shares of common stock offered through this prospectus. We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities. We have, however, set an offering price for these securities of $0.001 per share.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.001	None	$0.001
Total	$3,000	None	$3,000

Our common stock is presently not traded on any market or securities exchange. The sales price to the public is fixed at $0.001 per share until such time as the shares of our common stock are traded on the Over-The-Counter Bulletin Board (“OTCBB”), which is sponsored by the Financial Industry Regulatory Authority (“FINRA”) formerly known as the National Association of Securities Dealers or FINRA). The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information. Although we intend to apply for quotation of our common stock on the FINRA Over-The-Counter Bulletin Board through a market maker, public trading of our common stock may never materialize. If our common stock becomes traded on the FINRA Over-The-Counter Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled “Risk Factors” on pages 7-16.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus is: December 19, 2008

Summary	5
Risk Factors	7
Risks Associated with Our Financial Condition	7
Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.	7
Because we have a limited operating history, it is difficult to evaluate your investment in our stock.	7
Risks Associated with Our Business Model	7
Because we have not established the NanoAsia brand name, and our Products and Services have little, if any, name recognition, we may be prevented from generating revenues which will reduce the value of your investment.	7
If we are unable to successfully compete within the garment treatment/chemical supply industries, we may not be able to achieve profitable operations.	8
If we are unable to gauge trends and react to changing consumer preferences in a timely manner, our customer base will decrease, and our business may fail.	8
Because chemical costs fluctuate, and increases in labor, health care, and other factory overhead costs are unpredictable, such changes could occur and adversely affect our financial results.	8
If we are unable to successfully manage growth, our operations could be adversely affected, and our business may fail.	9
If general economic trends degrade, trends in consumer spending and, therefore, demand for performance apparel may change and reduce demand for our Products and Services, which would have a materially negative impact on our business.	9
If we are not able to meet government safety requirements relating to environmental impact, we may be forced to cease operations.	9
Because we anticipate that substantially all of our revenues will be derived from a relatively limited product and service line, our future success depends on our ability to market those products and services or expand our product line and achieve broader market acceptance of our company and our products.	9
Our dependence on independent chemical manufacturers reduces our ability to control the manufacturing process, which could harm our sales, reputation and overall profitability.	10
Trade matters may disrupt our supply chain, which could result in increased expenses and decreased sales.	11
If terrorist attacks or war occur or continue, such conditions could lead to further economic instability and adversely affect our business operations.	11
Risks Associated with Management and Control Persons	11
Because our management is inexperienced in operating in the garment treatment and chemical resale industries, our business plan may fail.	11
Because our management only agreed to provide their services on a part-time basis, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.	12
If we are unable to hire and retain key personnel, we may not be able to implement our business plan	12
Because our president, Mr. Ryan Chi Wing So, owns 22.2% of our outstanding common stock, investors may find that corporate decisions influenced by Ryan Chi Wing So are inconsistent with the best interests of other stockholders.	12
Because our president, Mr. Ryan Chi Wing So, owns 22.2% of our outstanding common stock, the market price of our shares would most likely decline if she were to sell a substantial number of shares all at once or in large blocks.	12
Risks Related to Legal Uncertainty	13
If any of our chemical mixtures or treatment processes infringe on the intellectual property rights of others, we may find ourselves involved in costly litigation, which will negatively affect the financial results of our business operations.	13

If we are not granted trademark, patent, and copyright protection for our Products and treatment processes, we may have difficulty safeguarding our designs, potentially resulting in our competitors utilizing them impairing our ability to achieve profitable operations.	13
New legislation, including the Sarbanes-Oxley Act of 2002, may make it more difficult for us to retain or attract officers and directors.	13
Risks Related to Our Securities	14
Because we have nominal assets, we are considered a "shell company" and will be subject to more stringent reporting requirements.	14
If a market for our common stock does not develop, shareholders may be unable to sell their shares	14
If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline	15
If we issue shares of preferred stock with superior rights than the common stock registered in this prospectus, it could result in the decrease the value of our common stock and delay or prevent a change in control of us	15
If our common stock is quoted on the over-the-counter bulletin board or traded and a public market for our common stock develops, short selling could increase the volatility of our stock price	15
Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock	15
Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced	16
If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC	16
Forward-Looking Statements	17
Use of Proceeds	17
Determination of Offering Price	17
Dilution	17
Selling Shareholders	17
Plan of Distribution	21
Legal Proceedings	22
Directors, Executive Officers, Promoters and Control Persons	22
Security Ownership of Certain Beneficial Owners and Management	24
Description of Securities	25
Interests of Named Experts and Counsel	28
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	28
Organization within the Last Five Years	28
Description of Business	29
Description of Property	36
Plan of Operation	36
Certain Relationships and Related Transactions	39
Market for Common Equity and Related Stockholder Matters	40
Executive Compensation	43
Financial Statements	44
Changes In and Disagreements with Accountants	45
Available Information	45

Summary

We were incorporated in the State of Nevada on September 19, 2007 for the purpose of buying selling, and using chemicals produced and licensed by NanoDuck China, Ltd (“NanoDuck) for the treatment of fabrics and garments to create performance fabrics and clothing.

We are engaged in the business of purchasing chemicals produced through the use of nano-technology by NanoDuck China (our "Products"), using those chemicals to treat finished garments for companies that manufacture and sell clothing (our “Services”), and selling those chemicals to fabric mills who wish to produce and sell fabrics with special performance features. When fabrics are treated with our products, they become performance fabrics with special attributes: Water and Oil Repellent (“WOR”), UV Protection (“UV”), or Antibacterial (“AB”). Such products will enhance garment and textile performance and significantly improve the functionality of the original material without impacting the look or feel. We have begun delivering our Products to our early customers and we are now prepared to enable fabric mills to produce high-margin performance merchandise by reselling our chemical treatments.

 We are a development stage company. As of August 31, 2008, we had $6,744 in current assets and current liabilities in the amount of $14,996. Accordingly, we had a negative working capital position of $8,252 as of August 31, 2008. Since our inception through August 31, 2008, we have incurred a net loss of $55,252. Our current working capital is not sufficient to enable us to implement our business plan as set forth in this prospectus. For these and other reasons, our independent auditors have raised substantial doubt about our ability to continue as a going concern. Accordingly, we will require additional financing.

Our principal office is located at Shop G18-19, Zheng Cheng Bu Xing Jie, Zhen Xing San Jei, Dongguan, Guangdong, China.

The Offering

Securities Being Offered	Up to 3,000,000 shares of common stock by the selling stockholders identified herein
Offering Price
The offering price of the common stock is $0.001 per share. There is no public market for our common stock. We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares in our stock.

We intend to apply to the FINRA over-the-counter bulletin board, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering	None
Securities Issued and to be Issued
9,000,000 shares of our common stock are issued and outstanding as of the date of this prospectus. Our President, CEO and director, Mr. Ryan Chi Wing So, owns 22.2% of the common shares of our company and therefore has substantial control. All of the common stock to be sold under this prospectus will be sold by existing shareholders. There will be no increase in our issued and outstanding shares as a result of this offering.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information*

Balance Sheet Data	As of August 31, 2008 (Audited)
Cash	$6,744
Total Assets	$6,744
Total Stockholders’ Deficit	$46,252
Statement of Operations	Cumulative from September 19, 2007 (Date of Inception) to August 31, 2008
Revenue	$0
Loss for the Period	$55,252

*All dollar amounts in this Registration Statement are stated in U.S.

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our common stock are not publicly traded. In the event that shares of our common stock become publicly traded, the trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Associated with Our Financial Condition

Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.

We have earned no revenue since our inception through August 31, 2008, which makes it difficult to evaluate whether we will operate profitably. Operating expenses for the period from inception to August 31, 2008 totaled $55,252. We have incurred cumulative net losses of $55,252 since our inception. We have not attained profitable operations and are dependent upon obtaining financing to continue operations. As of August 31, 2008, we had cash in the amount of $6,744, and a working capital deficit of $8,252. Our future is dependent upon our ability to obtain financing and upon future profitable operations. We plan to seek additional funds through private placements of our common stock and/or through debt financing. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

Because we have a limited operating history, it is difficult to evaluate your investment in our stock.

Your evaluation of our business will be difficult because we have a limited operating history. We are in the development stage of our business. To date, we do not have revenues to maintain us and need additional capital injections. We face a number of risks encountered by early-stage companies, including our need to develop infrastructure to support growth and expansion; our need to obtain long-term sources of financing; our need to establish our marketing, sales and support organizations; and our need to manage expanding operations. Our business strategy may not be successful, and we may not successfully address these risks. If we are unable to sustain profitable operations, you may lose your entire investment in us.

Risks Associated with Our Business Model

Because we have not established the NanoAsia brand name, and our Products and Services have little, if any, name recognition, we may be prevented from generating revenues which will reduce the value of your investment.

Because we are a new company with new Products and Services, and we have not conducted advertising, there is little or no recognition of our NanoAsia brand name. As a result, manufacturers may pursue suppliers other than us that have brand recognition in the market and we may be unable to generate sufficient revenues to meet our expenses or meet our business plan objectives, which will reduce the value of your investment.

If we are unable to successfully compete within the garment treatment/chemical supply industries, we may not be able to achieve profitable operations.

We face substantial competition in the industry. Due to our small size, it can be assumed that many of our competitors have significantly greater financial, technical, marketing and other competitive resources. These competitors may have already begun to establish brand-recognition with consumers. We will attempt to compete against these competitors by developing features that exceed the features offered by competing products. However, we cannot assure you that our treatments will outperform competing treatments or those competitors will not develop new treatments that exceed what we provide. In addition, we may face competition based on price. If our competitors lower the prices on their products, then it may not be possible for us to market our products at prices that are economically viable.  Increased competition could result in:

▪	Lower than projected revenues;

▪	Price reductions and lower profit margins;

▪	The inability to develop and maintain our publication with features and readability sought by potential customers.

Any one of these results could adversely affect our business, financial condition and results of operations. In addition, our competitors may develop competing publications that achieve greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. The advent of new technologies and industry practices, such as the provision of more and more free magazine content on Internet sites, may continue to result in decreased advertising revenue. Our inability to achieve revenue due to competition will have an adverse effect on our business, financial condition and results of operations.

If we are unable to gauge trends and react to changing consumer preferences in a timely manner, our customer base will decrease, and our business may fail.

Our business model relies on maintaining a strong customer base, which will lead to revenue. In order to successfully maintain a strong customer base, we must be able to gauge trends among our customers and end-consumers and respond to consumer preferences. If we fail to react to changing consumer preferences and maintain a strong customer base, we may be forced to cease business operations, in which case investors might lose all of their investment.

Because chemical costs fluctuate, and increases in labor, health care, and other factory overhead costs are unpredictable, such changes could occur and adversely affect our financial results.

The chemicals that we purchase are our most significant operational costs. The prices of the chemicals we purchase from NanoDuck and other wholesalers may fluctuate substantially. Accordingly, our earnings are sensitive to changes in chemical prices, as well as other normal overhead costs associated with our garment treatment facility. We have no long-term supply contracts and we have not attempted to hedge fluctuations in the normal purchases of chemicals or enter into contracts with embedded derivatives for the purchase of chemicals. If the price of chemicals increases materially, our operating results could be adversely affected. In addition, substantial increases in labor or health care costs could also affect our operating results.

If we are unable to successfully manage growth, our operations could be adversely affected, and our business may fail.

Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial and management information systems, and to recruit, train and manage sales personnel. There can be no absolute assurance that management will be able to manage growth effectively.

If general economic trends degrade, trends in consumer spending and, therefore, demand for performance apparel may change and reduce demand for our Products and Services, which would have a materially negative impact on our business.

Our chemical resale and garment treatment revenues are subject to the risks arising from adverse changes in domestic and global market conditions and possible shifting of consumer spending amongst end-users. Extraordinary weather conditions, such as hurricanes and earthquakes, can impact consumer spending patterns. Any adverse impact of economic conditions on us is difficult to predict but it may result in reductions in demand for our Products and Services. Additionally, if geopolitical events negatively impact the economy, our results of operations may be adversely affected.

If we are not able to meet government safety requirements relating to environmental impact, we may be forced to cease operations.

Our operations must meet extensive federal, state and local regulatory standards in the areas of safety, health and environmental pollution controls. There can be no assurance that interpretations of existing regulations, future changes in existing laws, or the enactment of new laws and regulations will not require substantial additional expenditures. Similarly, the extent of our liability, if any, for the discovery of currently unknown problems or conditions, or past failures to comply with laws, regulations and permits applicable to our operations, cannot be determined.

Because we anticipate that substantially all of our revenues will be derived from a relatively limited product and service line, our future success depends on our ability to market those products and services or expand our product line and achieve broader market acceptance of our company and our products.

To date, our Products have consisted solely of chemicals for treating fabrics, and our Services have consisted of treating finished garments with those chemicals. Our success and the planned growth and expansion of our business depend on us achieving greater and broader acceptance in our existing market segments as well as in new segments. In particular, our success, growth and expansion depend largely on new and increasing sales of our Products and Services. We have little experience in this line of business, which creates substantial uncertainty regarding our ability to succeed in this sector. We will be required to develop and execute a strategy for effectively marketing and distributing our Products and Services. We may be required to enter into new arrangements and relationships with vendors, suppliers and others. We also may be required to undertake new types of risks or obligations that we may be unable to manage. There can be no assurance that fabric producers will purchase our Products or that garment manufacturers will purchase our Services. Though we plan to spend significant amounts on promotion, marketing and advertising to increase product awareness, we cannot guarantee that these expenses will generate the desired product awareness or commensurate increase in sales of our Products and Services. If we are unable to effectively market and distribute our chemicals and treatments or expand into new market segments, we will be unable to grow and expand our business or implement our business strategy as described in this report. This could materially impair our ability to increase sales and revenue and materially and adversely affect our margins, which could harm our business and cause our stock price to decline.

Our dependence on independent chemical manufacturers reduces our ability to control the manufacturing process, which could harm our sales, reputation and overall profitability.

We depend on independent manufacturers to maintain sufficient manufacturing and shipping capacity in an environment characterized by declining prices, labor shortages, continuing cost pressure and increased demands for product innovation and speed-to-market. This dependence could subject us to difficulty in obtaining timely delivery of products of acceptable quality. In addition, a contractor’s failure to ship products to us in a timely manner or to meet the required quality standards could cause us to miss the delivery date requirements of our customers. The failure to make timely deliveries may cause our customers to cancel orders, refuse to accept deliveries, impose non-compliance charges through invoice deductions or other charge-backs, demand reduced prices or reduce future orders, any of which could harm our sales, reputation and overall profitability.

We do not have long-term contracts with any of our suppliers and any of these contractors may unilaterally terminate their relationship with us at any time. While management believes that there exists an adequate supply of chemical manufacturers to provide products and services to us, to the extent we are not able to secure or maintain relationships with independent suppliers that are able to fulfill its requirements, our business would be harmed.

The violation of federal, state or foreign labor laws by one of our contractors could result in us being subject to fines and our goods that are manufactured in violation of such laws being seized or their sale in interstate commerce being prohibited. To date, we have not been subject to any sanctions that, individually or in the aggregate, have had a material adverse effect on our business, and we are not aware of any facts on which any such sanctions could be based. There can be no assurance, however, that in the future we will not be subject to sanctions as a result of violations of applicable labor laws by our suppliers, or that such sanctions will not have a material adverse effect on our business and results of operations.

Trade matters may disrupt our supply chain, which could result in increased expenses and decreased sales.

We cannot predict whether any of the countries in which our merchandise currently is manufactured or may be manufactured in the future will be subject to additional trade restrictions imposed by the U.S., China, and other governments, including the likelihood, type or effect of any such restrictions. Trade restrictions, including increased tariffs or quotas, embargoes, safeguards and customs restrictions, against apparel items, as well as labor strikes, work stoppages or boycotts, could increase the cost or reduce the supply of apparel available to us and adversely affect our business, financial condition and results of operations. Although the quota system established by the Agreement on Textiles and Clothing was completely phased out for World Trade Organization countries effective January 1, 2005, there can be no assurances that restrictions will not be reestablished for certain categories in specific countries. Our future expansion efforts may be adversely affected by trade limits or political and financial instability resulting in the disruption of trade from exporting countries, significant fluctuation in the value of the U.S. dollar against foreign currencies, restrictions on the transfer of funds and/or other trade disruptions.

If terrorist attacks or war occur or continue, such conditions could lead to further economic instability and adversely affect our business operations.

Terrorist attacks and other acts of violence may negatively affect our operations and financial condition. There can be no assurance that there will not be further terrorist attacks against North America or North American businesses where many of our consumers reside, or China, where our operations facilities exist. These attacks or armed conflicts may directly impact our physical facilities or those of our retailers and customers. These events could cause consumer confidence and spending to decrease or result in increased volatility in the Chinese and world financial markets and economy. They could result in an economic recession in China or abroad. Any of these occurrences could have a material adverse impact on our operating results, revenues and costs.

Risks Associated with Management and Control Persons

Because our management is inexperienced in operating in the garment treatment and chemical resale industries, our business plan may fail.

Our management does not have any specific training in running a chemical resale and garment treatment company. With no direct training or experience in this area, our management may not be fully aware of many of the specific requirements related to working within this industry. As a result, our management may lack certain skills that are advantageous in managing our company. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

Because our management only agreed to provide their services on a part-time basis, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Ryan Chi Wing So, our president and CEO, devotes approximately 50% of his working time to our business affairs. We do not have an employment agreement with Ryan Chi Wing So, nor do we maintain key person life insurance for him. Currently, we do not have any full or part-time employees. If the demands of our business require the full business time of our management, it is possible that they may not be able to devote sufficient time to the management of our business, as and when needed. If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

If we are unable to hire and retain key personnel, we may not be able to implement our business plan.

Due to the specified nature of our business, having certain key personnel is essential to the development and marketing of our Products and Services and thus to the entire business itself. Consequently, the loss of any of those individuals, including executive officers, managers, engineers, and sales personnel, may have a substantial effect on our future success or failure. We may have to recruit qualified personnel with competitive compensation packages, equity participation, and other benefits that may affect the working capital available for our operations. Management may have to seek to obtain outside independent professionals to assist them in assessing the merits and risks of any business proposals as well as assisting in the development and operation of many company projects. No assurance can be given that we will be able to obtain such needed assistance on terms acceptable to us. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our operating results and financial condition.

Because our president, Mr. Ryan Chi Wing So, owns 22.2% of our outstanding common stock, investors may find that corporate decisions influenced by Ryan Chi Wing So are inconsistent with the best interests of other stockholders.

Ryan Chi Wing So is our president, chief executive officer and our sole director. He owns approximately 22.2% of the outstanding shares of our common stock. Accordingly, he will have an overwhelming influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Ryan Chi Wing So may still differ from the interests of the other stockholders.

Because our president, Mr. Ryan Chi Wing So, owns 22.2% of our outstanding common stock, the market price of our shares would most likely decline if she were to sell a substantial number of shares all at once or in large blocks.

Our president, Mr. Ryan Chi Wing So owns 2,000,000 shares of our common stock, which equates to 22.2% of our outstanding common stock. There is presently no public market for our common stock and we plan to apply for quotation of our common stock on the FINRA over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. If our shares are publicly traded on the over-the-counter bulletin board, Ryan Chi Wing So will be eligible to sell her shares publicly subject to the volume limitations in Rule 144. The offer or sale of a large number of shares at any price may cause the market price to fall. Sales of substantial amounts of common stock or the perception that such transactions could occur may materially and adversely affect prevailing markets prices for our common stock.

Risks Related to Legal Uncertainty

If any of our chemical mixtures or treatment processes infringe on the intellectual property rights of others, we may find ourselves involved in costly litigation, which will negatively affect the financial results of our business operations.

Although we have not received notices of any alleged infringement by us, we cannot be certain that our Products and treatment processes do not infringe on issued trademarks, patents, and/or copyright rights of others. We may be subject to legal proceedings and claims from time to time in our ordinary course of business arising out of intellectual property rights of others. These legal proceedings can be very costly, and thus can negatively affect the results of our operations.

If we are not granted trademark, patent, and copyright protection for our Products and treatment processes, we may have difficulty safeguarding our designs, potentially resulting in our competitors utilizing them impairing our ability to achieve profitable operations.

Our success will depend, in part, on our ability to obtain and enforce intellectual property rights over our name, Products, and processes in China and the United States. To date, we have sought little intellectual property right protection. No assurance can be given that any intellectual property rights owned by us will not be challenged, invalidated or circumvented, that any rights granted will provide competitive advantages to us. Intellectual property litigation is expensive and time-consuming, and can be used by well-funded adversaries as a strategy for depleting the resources of a small company such as us. There is no assurance that we will have sufficient resources to successfully prosecute our interests in any litigation that may be brought. The failure to adequately protect our intellectual property and original designs could result in our competitors utilizing our designs and impair our ability to achieve profitable operations.

New legislation, including the Sarbanes-Oxley Act of 2002, may make it more difficult for us to retain or attract officers and directors.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934. Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We continue to evaluate and monitor developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Risks Related to Our Securities

Because we have nominal assets, we are considered a "shell company" and will be subject to more stringent reporting requirements.

The Securities and Exchange Commission ("SEC") adopted Rule 405 of the Securities Act and Exchange Act Rule 12b-2 which defines a shell company as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets.  Our balance sheet states that we have cash as our only asset therefore, we are defined as a shell company.  The new rules prohibit shell companies from using a Form S-8 to register securities pursuant to employee compensation plans.  However, the new rules do not prevent us from registering securities pursuant to registration statements.  Additionally, the new rule regarding Form 8-K requires shell companies to provide more detailed disclosure upon completion of a transaction that causes it to cease being a shell company.  We must file a current report on Form 8-K containing the information required pursuant to Regulation S-K and in a registration statement on Form 10, within four business days following completion of the transaction together with financial information of the private operating company.  In order to assist the SEC in the identification of shell companies, we are also required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company.  To the extent that we are required to comply with additional disclosure because we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company.  The SEC adopted a new Rule 144 effective February 15, 2008, which makes resales of restricted securities by shareholders of a shell company more difficult. See discussion under heading "New Rule 144" below.

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

A market for our common stock may never develop. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 3,000,000 shares of our common stock through this prospectus. The outstanding shares of common stock covered by this prospectus represent approximately 33.3% of the common shares outstanding as of the date of this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.

If we issue shares of preferred stock with superior rights than the common stock registered in this prospectus, it could result in the decrease the value of our common stock and delay or prevent a change in control of us.

Our board of directors is authorized to issue preferred stock. Our board of directors has the power to establish the dividend rates, liquidation preferences, voting rights, redemption and conversion terms and privileges with respect to any series of preferred stock. The issuance of any shares of preferred stock having rights superior to those of the common stock may result in a decrease in the value or market price of the common stock. Holders of preferred stock may have the right to receive dividends, certain preferences in liquidation, and conversion rights. The issuance of preferred stock could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of us without further vote or action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

If our common stock is quoted on the over-the-counter bulletin board or traded and a public market for our common stock develops, short selling could increase the volatility of our stock price.

Short selling occurs when a person sells shares of stock which the person does not yet own and promises to buy stock in the future to cover the sale. The general objective of the person selling the shares short is to make a profit by buying the shares later, at a lower price, to cover the sale. Significant amounts of short selling, or the perception that a significant amount of short sales could occur, could depress the market price of our common stock. In contrast, purchases to cover a short position may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on over-the-counter bulletin board or any other available markets or exchanges. Such short selling if it were to occur could impact the value of our stock in an extreme and volatile manner to the detriment of our shareholders.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase our common stock.

Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required order to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as may, will, project, continue, anticipate, believe, plan, expect, future, intend, and other similar expressions to identify such forward-looking statements. The actual results could differ materially from our forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The $0.001 per share offering price of our common stock was arbitrarily chosen using the last sales price of our stock from our most recent private offering of common stock. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.
We intend to apply to the FINRA over-the-counter bulletin board for the quotation of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 3,000,000 shares of common stock offered through this prospectus. These shares were acquired from us in an offering that was exempt from Registration under Regulation S of the Securities Act of 1933, as amended.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of December 19, 2008, including:

1.	the number of shares owned by each prior to this offering;
2.	the total number of shares that are to be offered by each;
3.	the total number of shares that will be owned by each upon completion of the offering;
4.	the percentage owned by each upon completion of the offering; and
5.	the identity of the beneficial holder of any entity that owns the shares.

The named parties beneficially own and have sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 9,000,000 shares of common stock outstanding on December 19, 2008.

Name and Address of Selling Shareholder	Shares Owned Prior to This Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Murakami, Keiko #608,17-30 Kagano 3 Cho-Me, Morioka, Iwate Japan 020-0807	300,000	300,000	0	0
Tsang, Sien Ting Cindy 11A, Block 4, Rhythm Garden, 242 Choi Hung Road, Kowloon, Hong Kong.	400,000	400,000	0	0
Ho, Ernest Anthony 1/F., 70 Tai Wo Village, Tai Po, NT, Hong Kong.	400,000	400,000	0	0
Ho Ng, Chik Ling Eva 1/F., 70 Tai Wo Village, Tai Po, NT, Hong Kong.	300,000	300,000	0	0
Ho, Winston Brian 2/F., 70 Tai Wo Village, Tai Po, NT, Hong Kong.	260,000	260,000	0	0
Tsang, Ka On 2/F., 70 Tai Wo Village, Tai Po, NT, Hong Kong.	300,000	300,000	0	0
Ho, Chi Hang Emily 1E, 41 Kennedy Road, Wan Chai, Hong Kong.	200,000	200,000	0	0
Ho, Chi Pui Eva 233 Sai Yee Street, 15th Floor, Flat A, Happy Garden, Mongkok, Kowloon, Hong Kong.	200,000	200,000	0	0

He, Xai Bin The Xie Yuan Zi Village, Wang Qiao Town, Min Quan County, He Nan Province, China.	5,000	5,000	0	0
Ho, Yin Feng G18, Zheng Nan Bu Xing Jie, Zhen Xin San Lu, Chang Ping, Dong Guan, Guang Dong Province, China.	5,000	5,000	0	0
Han, Xue Zheng Huang San Tun No.57, Ping Fang Village, Har Er Bin City, Hei Long Jiang Province, China.	5,000	5,000	0	0
Liang, Hai Qiong He Dong Ya Nan Tang Village Chang Po Town, Gao Zhou City, Guang Donr Province, China	5,000	5,000	0	0
Pan, Xiu Zhen 70 Shi Chang Road, Xuan Zhen Area, Tai He Town, Qing Xin County, Guang Dong Province, China	5,000	5,000	0	0
Shu, Xiao Qing The Six Group of Shi Jia Ba, Xia Kou Town, Xi Shan County, Hu Bei Province, China	5,000	5,000	0	0
Tan, Cui Ping The Two Group of Qu Yuen Village, Qu Yuan Town, Zi Gui County, He Bei Province, China	5,000	5,000	0	0
Tian, Chun Hua The Eight Group of Sha Zi Tian Village, Liu Shui Town, Lai feng County, Hu Bei Province, China	5,000	5,000	0	0
Tian, Jing Cheng The Eight Group of Sha Zi Tian Village, Liu Shui Town, Lai feng County, Hu Bei Province, China	5,000	5,000	0	0

Wang, Pei Jun The Two Group of Qu Yuen Village, Qu Yuan Town, Zi Gui County, He Bei Province, China	5,000	5,000	0	0
Wang, Pei Wu The Two Group of Qu Yuen Village, Qu Yuan Town, Zi Gui County, He Bei Province, China	5,000	5,000	0	0
Wang, Pei Xiu The Eight Group of Bei Feng Village, Qu Yuan Town, Zi Gui County, Zi Gui County, Hu Bei Province, China	5,000	5,000	0	0
Wu, Tai Bo The Second of Che Tian Huang Lan Jin Village, He Jiang Town, Hua Zhou City, Guang Dong Province, China	5,000	5,000	0	0
Yi, Ren Peng The Eight Group of Bei Feng Village, Qu Yuan Town, Zi Gui County, Zi Gui County, Hu Bei Province, China	5,000	5,000	0	0
Yi, Zheng Jun The Eight Group of Bei Feng Village, Qu Yuan Town, Zi Gui County, Zi Gui County, Hu Bei Province, China	5,000	5,000	0	0
Qiu Zi Long Fen Chang, Zhu Community Dong Hua Town, Ying De City Guan Dong Province, China.	5,000	5,000	0	0
Zhou, Li Bo 6D, Cui Wu, Nan Yue Wan, Chang Ping, Dong Guan, China.	250,000	250,000	0	0
Zhou, Li Ha 6D, Cui Wu, Nan Yue Wan, Chang Ping, Dong Guan, China.	250,000	250,000	0	0
Santos, Maria San Isidro II, Pombong, Bulacan, Philippines 3001	20,000	20,000	0	0

Santos, Eduaedo L. San Isidro II, Pombong, Bulacan, Philippines 3001	20,000	20,000	0	0
Lopez, Romana May 01 Purok 4, Abulalas, Hagonoy, Bulacan, Philippines 3002	20,000	20,000

None of the selling shareholders; (1) has had a material relationship with us other than as a shareholder at any time within the past three years; (2) has been one of our officers or directors; or (3) are broker-dealers or affiliate of broker-dealers.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares may be deemed to be “underwriters” within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;
2.	in privately negotiated transactions;
3.	through the writing of options on the common stock;
4.	in short sales, or;
5.	in any combination of these methods of distribution.

We intend to contact an authorized Over-The-Counter Bulletin Board market-maker for sponsorship of our securities on the Over-The-Counter Bulletin Board. Currently, we or anyone acting on our behalf has requested or encouraged any broker-dealer to act as a market-maker for our securities. The sales price to the public is fixed at $0.001 per share until such time as the shares of our common stock become quoted on the FINRA Over-The-Counter Bulletin Board or another exchange. Although we intend to apply for quotation of our common stock on the FINRA Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the FINRA Over-The-Counter Bulletin Board, or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	the market price of our common stock prevailing at the time of sale;
2.	a price related to such prevailing market price of our common stock, or;
3.	such other price as the selling shareholders determine from time to time.

Presently, the selling shareholders cannot sell their common stock of our Company in accordance with new Rule 144 under the Securities Act because we are defined as a "shell company."

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as an agent may receive a commission from the selling shareholders or from such purchaser if they act as agent for the purchaser. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.
We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	not engage in any stabilization activities in connection with our common stock;
2.	furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and;
3.	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Legal Proceedings

We are not currently a party to any legal proceedings.

Our agent for service of process in Nevada is The Nevada Agency and Trust Company 50 West Liberty Street, Suite 880, Reno, Nevada 89501.

Directors, Executive Officers, Promoters and Control Persons

Our executive officer and director and his age as of December 18, 2008  is as follows:

Name	Age	Position Held with the Company
Ryan Chi Wing So	22	President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Director

Set forth below is a brief description of the background and business experience of our sole executive officer and director.

Ryan Chi Wing So is our sole executive officer and director. He graduated from University of Victoria 1992 with a Bachelor of Science Degree in Computer Science. From 1997 through 2003, Ryan Chi Wing So worked as a customer service supervisor with Ringier Print Limited in Hong Kong, where he was responsible for developing business relationships and overseeing the company’s customer service coordinators. Since 2004, he has worked as the Prepress Supervisor for Ringier Print Limited, interacting with printing plate and chemical suppliers, overseeing the daily operations of the pre-press department, and investigating new technology for company development.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We do not currently have any significant employees aside from Mr. Ryan Chi Wing So.

Family Relationships

No family relationships exist between our current director or executive officer and any persons nominated or chosen to become director or executive officer.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to our present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of December 11, 2008, certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group:

Name and Address of Beneficial Owners of Common Stock[1]	Title of Class	Amount and Nature of Beneficial Ownership	% of Common Stock[2]
Ryan Chi Wing So	Common Stock	2,000,000	22.2%
DIRECTORS AND OFFICERS – TOTAL		2,000,000	22.2%

5% SHAREHOLDERS
Chun Fong Tsang	Common Stock	4,000,000	44.4%
5% SHAREHOLDERS – TOTAL		4,000,000	44.4%

1.
As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

2.	The percentage shown is based on denominator of 9,000,000 shares of common stock issued and outstanding for the company as of December 11, 2008.

Description of Securities

Our authorized capital stock consists of 90,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, with a par value of $0.001 per share. As of December 11, 2008, there were 9,000,000 shares of our common stock issued and outstanding. Our shares are held by thirty-one (31) stockholders of record. We have not issued any shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.
The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.
Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.
Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.
The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8.	Any other relative rights, preferences and limitations of that series.

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a "blank check" preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Law Offices of Rory Vohwinkel, our independent legal counsel, has provided an opinion on the validity of our common stock.

Maddox Ungar Silberstein, PLLC has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Maddox Ungar Silberstein, PLLC has presented their report with respect to our audited financial statements. The report of Maddox Ungar Silberstein, PLLC is included in reliance upon their authority as experts in accounting and auditing.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization within the Last Five Years

We were incorporated in the State of Nevada on September 19, 2007 for the purpose of buying selling, and using chemicals produced and licensed by NanoDuck China, Ltd (“NanoDuck) for the treatment of fabrics and garments to create performance fabrics and clothing.

Our principal office is located at Shop G18-19, Zheng Cheng Bu Xing Jie, Zhen Xing San Jei, Dongguan, Guangdong, China. Ryan Chi Wing So, our President, CEO and director, is a person that may be described as “promoter” as defined in Rule 405 of the Securities Act by virtue of his role in founding and organizing our company.

Description of Business

Company Overview

We are engaged in the business of purchasing chemicals produced through the use of nano-technology by NanoDuck China (our "Products"), using those chemicals to treat finished garments for companies that manufacture and sell clothing (our “Services”), and selling those chemicals to fabric mills who wish to produce and sell fabrics with special performance features. When fabrics are treated with our products, they become performance fabrics with special attributes: Water and Oil Repellent (“WOR”), UV Protection (“UV”), or Antibacterial (“AB”). Such products will enhance garment and textile performance and significantly improve the functionality of the original material without impacting the look or feel. We have begun selling and delivering our Products to our early customers and we are now prepared to enable fabric mills to produce high-margin performance merchandise by reselling our chemical treatments.

Nanotechnology

Nanotechnology refers broadly to a field of applied science and technology whose unifying theme is the control of matter on the atomic and molecular level in scales smaller than 1 micrometer, normally 1 to 100 nanometers, and the fabrication of devices within that size range.  In particular, nanotechnology may involve the manipulation of materials on the atomic level so that they take on new characteristics, such as increased strength.  Nanotechnology provides the ability to work on a nano or submicron scale to create intelligent structures that are superior and have fundamentally different, performance-enhancing molecular organizations.  Working on a nano-scale allows the building of molecular architectures that can be specifically designed to create desirable attributes in fabrics.

Nanotechnology and nanoscience got started in the early 1980s and is a highly multidisciplinary field, drawing from fields such as applied physics, materials science, colloidal science, device physics, supramolecular chemistry, and even mechanical and electrical engineering. Nanotechnology can be seen as an extension of existing sciences into the nanoscale, or as a recasting of existing sciences using a newer, more modern term.

One nanometer (nm) is one billionth, or 10-9 of a meter. To put that scale into context the comparative size of a nanometer to a meter is the same as that of a marble to the size of the earth.

Two main approaches are used in nanotechnology. In the "bottom-up" approach, materials and devices are built from molecular components which assemble themselves chemically by principles of molecular recognition. In the "top-down" approach, nano-objects are constructed from larger entities without atomic-level control.

Examples of nanotechnology in modern use are the manufacture of polymers based on molecular structure, and the design of computer chip layouts based on surface science. Despite the great promise of numerous nanotechnologies such as quantum dots and nanotubes, real commercial applications have mainly used the advantages of colloidal nanoparticles in bulk form, such as suntan lotion, cosmetics, protective coatings, and performance fabrics and clothing.

Nanotech Industry

Both investment in nanotechnology research and the market for nanotech products are expanding rapidly. Globally, governments in developed nations are investing about $4 billion annually into research and development of nanotechnology projects. The U.S. government alone invests about $1.4 billion yearly, an increase of more than 10-fold since 1997.  The Japanese government is investing about $1 billion yearly in nanotech research. The European Nanotechnology Trade Alliance estimates government funding of nanotech research in the European region at 480 million Euros for 2004. The same organization counts more than 529 nanotechnology companies in Europe.

The Project on Emerging Nanotechnologies launched the world's first online inventory of manufacturer-identified nanotech goods in March 2006, and the nanomaterial of choice among these products appears to be silver - which manufacturers claim is in 139 products or nearly 25% of inventory - far outstripping carbon, gold, or silica. According to Science Daily, an estimated $50 billion worth of nanotechnology manufactured goods were on the global market in 2006, and the number of nanotechnology enabled consumer products - from dietary supplements to skin products to electronic devices - has more than doubled to over 500 products since then. By 2014, a projected $2.6 trillion in global manufactured goods will incorporate nanotech, or about 15% of total output. The growing nano-workforce is predicted to reach 2 million globally by 2015.

Textile and Garment Industry

The textile and garment industry is widely viewed as a traditional industry.  However, increased competition is forcing the industry to restructure and modernize.  There is a general recognition that producing traditional apparel products may no longer be sufficient to sustain a viable business, and the textile industries may have to move toward more innovative, high quality products in order to differentiate and compete.  The key areas for increased competitiveness are in information technology, biotechnology, and nanotechnology.

According to the World Trade Organization's ("WTO") statistics, world trade in textiles and garments was US $169 billion and US $226 billion in 2002 and 2003, respectively.  According to Textile Intelligence, "Global products will grow by 25% between 2002 and 2010.  Most of this growth will take place in Asia.

A recent study by McKinsey consultants showed China could account for half of the world's clothing and textile exports by 2008, up from 21.6% in 2000.  In 2004, China's garment industry produced 11.83 billion clothes, up 15.1%, earned sales volume of US $46.7 billion, up 20.1%.  The industry's exported cloths earned US $61.86 billion, up 18.8%.  China's demand for textile chemicals has been growing 12.5% over the past decade.

Performance Apparel Industry

Performance apparel is one of the fastest growing sectors of the international textile and clothing industry.  Performance apparel, in its current form, is defined as exhibiting one or more of the following value-added properties:  water and oil repellent, soil release, wrinkle resistance, anti-bacterial and odor reduction, UV protection, anti-static, insect repellent, quick dry and cool, and fire retardant.  According to a September 30, 2006 report by Marketresearch.com, the market for performance apparel is buoyant, and will continue to be so, as fabric technology improves performance garments. Performance apparel currently accounts for over 10% of the sportswear market and is forecast to be worth US $4.29 billion by 2012 at wholesale, compared to the $340 million in 2004.  As performance apparel is sold both to the individual consumer as sportswear at retail prices and as a business-to-business protective clothing sale at wholesale prices, the industry is divided into two segments: sportswear and protective clothing.

The main areas of sales for smart and interactive textiles are the military, healthcare, and performance sportswear.  Market growth is being fueled by the emergence of new fibers, advanced fabrics and innovative process technologies.  The market is also expanding due to changes in consumer lifestyles.  People are living longer and spending more time on leisure activities.  New high-tech fabrics and apparel designed for high performance wear are crossing over the boundary into everyday fashion.  Some of the key methods which are being used and developed for smart textiles are wearable electronics, nanotechnology, phase change materials, and shape memory materials.

Our Products and Services

The rising demand for economical performance daily wears, and the benefits brought by nanotechnology have resulted in what we anticipate will be a highly receptive potential market for our Products and Services.  The weaving and knitting technology are mature and competition is shifting toward using chemicals to enhance apparel performance.  This segment is growing rapidly and is expected to be the focus of future competition.  More inventions are coming from the laboratory and most of them are derived from nanotechnology-based chemical treatments.  We believe that some of the performance features will become a standard for garments over time.  This is confirmed by the wide proliferation of permanent press, wrinkle free, and tumble-dry garments in recent years.

We have partnered with NanoDuck China, Ltd (“NanoDuck”), a company that has developed WOR, UV, and AB chemical treatments for fabrics, and mixes and sells those treatments. Through our Exclusive Distributorship Agreement (“EDA”) with NanDuck, we are NanoDuck’s exclusive distributor within the entire province of Guang Dong, China, as well as Hong Kong. According to the terms of the EDA, we will pay $40,000 on the effective date of the EDA, and an additional $20,000 within eighteen months of the effective date of the EDA. We made the $40,000 payment.  The EDA is effective for thirty months and renewable for an additional thirty months upon payment of an additional $20,000 to NanoDuck. In return, we are able to purchase treatment chemicals for WOR, UV, and AB from NanoDuck at wholesale prices, which we can resell at retail prices or use in providing treatment services. NanoDuck will also provide wholesale apparel and fabric nano-treatment services to us as part of our EDA. Should we determine to build or lease a garment and fabric treatment facility in which to utilize NanoDuck’s chemicals, NanoDuck will provide equipment, chemicals, and consulting at wholesale prices, according to the terms of the EDA.

We have also licensed the formulas from NanoDuck, so that we are able to mix their proprietary chemical treatments from chemicals purchased through other suppliers if necessary. We have also independently developed a method to combine these chemicals to provide treatments that provide the performance characteristics of multiple treatments. We currently offer the following nano-treatment related products and services:

Apparel Nano-Treatment Services:  We have the ability to treat finished garments by utilizing NanoDuck’s China treatment facility on behalf of our customers. NanoDuck’s China facility has a treatment capacity of 60,000 pieces of garment per month and is readily expandable by threefold with the addition of parallel processing equipment.  We are also able to partner with mass production factories to process overflow orders for garments should that become necessary.

Chemical Supply:  We source treatment chemicals from NanoDuck and either resell them directly to fabrics manufacturers, or blend them, when required, to create different compounds under our brand name, to resell to manufacturers for producing the garments or textiles with the desired properties. Although we offer treatment services for both fabrics and finished garments, fabric manufacturers who wish to internally produce performance fabrics for their customers purchase treatment chemicals from us and incorporate them into their manufacturing processes. Following is a table of the chemical treatments we offer, our purchase prices, sales prices, and margin percentages:

Chemicals	Purchase Price	Sales Price	Gross Margin %
	USD/kg	USD/kg	USD/kg
ND1*	18.18	29.22	37.8%
ND5*	15.06	29.22	48.5%
ND6*	16.23	29.22	44.5%
UV	18.18	35.00	48.1%
AB	53.00	107.00	50.5%

*ND1 is WOR for Cotton and Cotton Blends, ND5 is WOR for Polyester and Synthetic fibers, and ND6 is WOR for Cotton, Synthetics, and their blends.

Competition

We face significant competition in the performance apparel field.  Various applications of nanotechnology to fabric, clothing, laundry solutions, masks, and sprays that compete with our Products are listed below:

Repellents and Fabrics

•
Nanoprotex is a water-based, ultra thin, transparent penetrating nanotechnology repellent for textile and fabric. The product uses molecular bonding with a mineral substrate to form a hydrophobic surface, yet is still permeable to water vapor allowing the substrate to breathe naturally.

•
E47 fibers and fabrics claim to control odor-producing microbes faster, safer, longer and more efficiently than other fabric technologies.  E47 controls odor causing microbial proliferation by accelerating silver ionic flux through advanced integrated nanotechnologies.

•	Mipan Magic Silver Nano by Mipan is a multifunctional anti-microbial fiber derived from Silver Nano technology that protects wearers from various kinds of harmful germs and external environments.
•
Morphotex Fiber by Teijin Fiber Corporation is light interference fiber that uses nano-order polymer layering technology, and new materials manufactured with a spinning technology that facilitates the production of fibers with nano-sized diameters.

Clothing

•
Bicycle Fixed Shorts by Rapha Racing Ltd. are made from water- and stain-resistant Schoeller Nanosphere fabric that claims to be stretchy and breathable enough to provide all day comfort on and off the bike.

•	ContourWear used Schoeller Dynamic fabric to make their AnyWear women's pants abrasion-, wrinkle-, and stain-resistant.
•	Double L Chinos by L.L. Bean uses Nano-Care by Nano-Tex treatment to make their wrinkle- and stain-resistant fabric.
•	Eddie Bauer Water Shorts feature Nano-Dry moisture management technology for fast-drying comfort as well as built-in sunscreen.
•
Elements Nano-Tex Jacket by Jack Wolfskin applies a Texapore base fabric to create an apparel solution that benefits from effective and lasting protection from dirt, dampness, and odors.  This membrane also renders the jacket breathable and provides a total waterproof and windproof spec.

•	The I-Tex “Silver Nano” Anti Bacterial Polo-Shirt by Innotech Textile Co., Ltd. and United Textile Mills Co., Ltd., a leading textile company in Thailand.
•
The Demron coverall by Radiation Shield Technologies is constructed with an integrated hood, heat sealed seams, and seam seal tape for added protection. Due to advanced molecular design, the Demron coverall allows for better heat dissipation than other impermeable protective fabrics, providing the user with a cooler core environment.

•	AgActive's business socks are made from cotton, elastane and elastic for extra softness, stretch and breathability. The nano particles of silver help maintain healthy, bacteria free feet.
•
Contour-Foam Slippers by Sharper Image for men and women feature insoles of heat-sensitive Contour-Foam. This space-age, viscoelastic material is five-times denser than any conventional foam yet it immediately responds to your body's shape, weight and warmth to mold a custom cradle of firm but pressure-free support.  The outer soles are molded of durable, lightweight polyurethane; these slippers can be worn outside, wet or dry.

•	Dainty Footings shoe cushions reduce shock to your feet and joints, stop foot and toe slippage, help prevent the formation of blisters and calluses and keep feet cool and dry.

Other Products

•
Laundry Pure by Ecoquest uses silver ions to provide unique antibacterial properties. LaundryPure uses nanotechnology to electrolyze 99.99% pure silver probes during the wash and rinse cycles. These silver ions bind themselves to the fabric to provide ongoing protection against odor-causing bacteria.

•	Nanobabies offers a full line of undergarments, masks, and body sprays that employ nano-treatment technology.

We believe that our success will depend upon our ability to remain competitive in our product areas.  Our success will depend, in part, on the uniqueness of our services and applications of nanotechnology on both garment and fabrics.  This enables customers to select the best approach considering the merchandise's configuration as well as cost, logistics, and time.  We believe that the advantages that our Products and Services present to the performance apparel market are significant enough to generate high sales growth and competitive advantage.

Intellectual Property

The NanoAsia Limited trademark and logo have been registered in China and Hong Kong.
We intend to aggressively assert our rights under trade secret, unfair competition, trademark and copyright laws to protect our intellectual property, including product formulas, proprietary manufacturing processes and technologies, product research and concepts and recognized trademarks.  These rights are protected through the acquisition of patents and trademark registrations, the maintenance of trade secrets, the development of trade dress, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks will protect our proprietary information, we intend to assert our intellectual property rights against any infringer.  Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are subject to the laws and regulations of those jurisdictions in which we plan to sell our product, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes.  In general, the development, manufacture, and sale of our Product are not subject to special regulatory and/or supervisory requirements.

Environmental Laws and Health Risks

There is currently no government oversight and no labeling requirements for nano-products anywhere in the world.  However, there is growing body of scientific evidence which demonstrates the potential for some nanomaterials to be toxic to humans or the environment. The smaller a particle, the greater its surface area to volume ratio and the higher its chemical reactivity and biological activity.

The greater chemical reactivity of nanomaterials results in increased production of reactive oxygen species ("ROS"), including free radicals. ROS production has been found in a diverse range of nanomaterials including carbon fullerenes, carbon nanotubes and nanoparticle metal oxides. ROS and free radical production is one of the primary mechanisms of nanoparticle toxicity; it may result in oxidative stress, inflammation, and consequent damage to proteins, membranes and DNA. The extremely small size of nanomaterials also means that they are much more readily taken up by the human body than larger sized particles.

Nanomaterials are able to cross biological membranes and access cells, tissues and organs that larger-sized particles normally cannot. Nanomaterials can gain access to the blood stream following inhalation or ingestion. At least some nanomaterials can penetrate the skin; even larger microparticles may penetrate skin when it is flexed. Broken skin is an ineffective particle barrier, suggesting that acne, eczema, shaving wounds or severe sunburn may enable skin uptake of nanomaterials more readily.

Once in the blood stream, nanomaterials can be transported around the body and are taken up by organs and tissues including the brain, heart, liver, kidneys, spleen, bone marrow and nervous system. Nanomaterials have proved toxic to human tissue and cell cultures, resulting in increased oxidative stress, inflammatory cytokine production and cell death. Unlike larger particles, nanomaterials may be taken up by cell mitochondria and the cell nucleus. Studies demonstrate the potential for nanomaterials to cause DNA mutation and induce major structural damage to mitochondria, even resulting in cell death. Size is therefore a key factor in determining the potential toxicity of a particle. However it is not the only important factor.

Other properties of nanomaterials that influence toxicity include: chemical composition, shape, surface structure, surface charge, aggregation and solubility, and the presence or absence of functional groups of other chemicals. The large number of variables influencing toxicity means that it is difficult to generalize about health risks associated with exposure to nanomaterials – each new nanomaterial must be assessed individually and all material properties must be taken into account.

In its seminal 2004 report Nanoscience and Nanotechnologies: Opportunities and Uncertainties, the United Kingdom's Royal Society recommended that nanomaterials be regulated as new chemicals, that research laboratories and factories treat nanomaterials "as if they were hazardous," that release of nanomaterials into the environment be avoided as far as possible, and that products containing nanomaterials be subject to new safety testing requirements prior to their commercial release. Yet regulations world-wide still fail to distinguish between materials in their nanoscale and bulk form.  This means that nanomaterials remain effectively unregulated; there is no regulatory requirement for nanomaterials to face new health and safety testing or environmental impact assessment prior to their use in commercial products, if these materials have already been approved in bulk form.  The International Council on Nanotechnology maintains a database and Virtual Journal of scientific papers on environmental, health and safety research on nanoparticles. The database currently has over 2000 entries indexed by particle type, exposure pathway and other criteria.  The Project on Emerging Nanotechnologies currently lists 502 products that manufacturers have voluntarily identified that use nanotechnology. No labeling is required by the FDA so that number could be significantly higher.

The health risks of nanomaterials are of particular concern for workers who may face occupational exposure to nanomaterials at higher levels, and on a more routine basis, than the general public.

Recently "a broad international coalition of consumer, public health, environmental, labor, and civil society organizations spanning six continents called for strong, comprehensive oversight of the new technology and its products" according to the International Center for Technology Assessment in its report Principles for the Oversight of Nanotechnologies and Nanomaterials.  The group has urged action based on eight principles. They are: 1) A Precautionary Foundation 2) Mandatory Nano-specific Regulations 3) Health and Safety of the Public and Workers 4) Environmental Protection 5) Transparency 6) Public Participation 7) Inclusion of Broader Impacts and 8) Manufacturer Liability.

We cannot predict with any certainty our future capital expenditure requirements because of continually changing compliance standards and environmental technology.  We do not have insurance coverage for environmental liabilities and do not anticipate obtaining such coverage in the future.

Description of Property

Our principal office is located at Shop G18-19, Zheng Cheng Bu Xing Jie, Zhen Xing San Jei, Dongguan, Guangdong, China.

Plan of Operation

This prospectus contains forward-looking statements that involve risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The following discussion should be read in conjunction with the consolidated financial statements and notes thereto included in this prospectus.

Plan of Operation in the Next Twelve Months

Purchases

We will continue to develop our relationship with NanoDuck, purchasing chemicals, chemical treatments, equipment, and consulting services from them. We also intend to develop relationships with other chemical suppliers, so that we may use the chemical mixing procedures that we have licensed from NanoDuck to create larger volumes of chemical treatments, should our sales exceed levels that NanoDuck can supply.

We are currently successfully delivering our Products to early customers who represent a variety of manufacturers of fabrics and garments. Our customers are able to manufacture nanotechnology performance garments and fabrics to the marketplace without the burden of managing technical expertise, costs, time, and risks normally associated with the development of technologically sophisticated products.

Garment Treatment

We currently have an operations facility in Guang Dong, China, a strategic location that provides us with access to much of the textile industry in China. We presently offer nano-treatment services for finished garments, which we sub-contract to NanoDuck who has an annual treatment capacity of 60,000 garments. They have the ability to triple their production at their facility by installing parallel treatment lines, should the demand for our treatment services increase to this level. We anticipate that NanoDuck will increase the treatment capacity of this facility by adding parallel lines one at a time over as demand dictates.

Sales and Distribution Strategy

Our goal is for our performance fabrics and clothing applications and treatments to become a leading product in the global marketplace.  In order to achieve our goal, we intend to increase awareness of our product with potential customers.

We believe we are in a unique position and possess the critical elements to implement and operate a successful nano-enabling business in the garment industry.  We have focused our sales efforts thus far on fabric manufacturers to whom we sell treatment chemicals, and garment manufacturers and retailers to whom we sell our garment treatment services. We intend to increase our sales efforts in these areas, utilizing the network of contacts of our executive officers and directors as well as hiring full-time sales people in the next twelve months.

We intend to employ a direct sales approach supported by account management techniques for major accounts and international labels.  We expect that these customers will provide a recurring and volume business for us, but also require professional management throughout sourcing and delivery cycles.  In addition, we will continue to expand our network of indirect sales and channel partners motivated by incentive programs, mutually beneficial relations, and cross referral benefits.

Our current marketing program contains a variety of initiatives as a continual effort to promote awareness, our leadership position, and to generate sales leads.  We plan to continue to promote our corporate brand identity to advocate our leadership position and product quality.

We plan to have booth-level presence in at least one major garment/fashion trade show each year and participate in others by co-marketing with partners.  We will continue to issue press releases for product launches and news.  We will conduct continual content renewal on our English and Chinese web sites, and will post industrial and white paper publications on these web sites.

Our partnerships with retailers and merchandise sourcing will continue to magnify our garment treatment sales, broaden our sales channels, increase brand image through tags and labels on garments, and expand our chemical sales to manufacturers producing for the retailer.

Significant Equipment

We do not anticipate purchasing any significant Equipment in the next twelve months.

Results of Operations for the Period from September 19, 2007 (Date of Inception) to August 31, 2008

We generated no revenue for the year ended August 31, 2008.

We incurred operating expenses in the amount of $55,252 for the period from September 19, 2007 (Date of Inception) to August 31, 2008. These operating expenses are primarily attributable to general and administrative expenses associated with the initial development of our business, legal expenses, and consulting fees. Professional Fees accounted for $14,955, Office and Miscellaneous expenses accounted for $297, and our Licensing Agreement totaled $40,000.

We anticipate our operating expenses will increase as we implement our business plan. The increase will be attributable to expenses to implement our business plan, and the professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Due to our expenses listed above and our lack of revenue, we incurred a net loss in the amount of $55,252 for the period from September 19, 2007 (Date of Inception) to August 31, 2008.

Liquidity and Capital Resources

As of August 31, 2008, we had total current assets of $6,744. Our total current liabilities as of August 31, 2008 were $14,996. We had a working capital deficit of $8,252  as of August 31, 2008.

Operating activities used $40,256 in cash for the period from September 19, 2007 (Date of Inception) to August 31, 2008. Our net loss of $55.252 was the primary component of our negative operating cash flow. The Net Loss was offset by an increase in Accrued Expenses of $14,996. Cash flows provided by financing activities during the period from September 19, 2007 (Date of Inception) to August 31, 2008 consisted of $9,000 as proceeds from the issuance of common stock and $38,000 as proceeds from a loan from shareholders.

As of August 31, 2008, we seem to have insufficient cash to operate our business at the current level for the next twelve months. Accordingly, we anticipate that we must raise additional capital to achieve our business goals and to continue operations. Although our principals have no legal obligation to infuse additional capital, it is anticipated that our principals will do so as reasonably necessary by providing short-term demand loans carrying a market interest rate. We may also have to raise additional capital following the completion of this registration statement, in the form of private equity securities to meet our financial requirements over the next twelve months. We believe that it will be easier to raise the requisite financing once we become a reporting company and our stock is traded on a readily accessible exchange or national quotation system. We believe this because investors generally feel more comfortable with investments in which there are periodic and complete reports filed with the SEC. In addition, investors put more value on investments in securities of a company for which they have a readily accessible market to sell their securities. We plan to be quoted on the over-the-counter bulletin board upon effectiveness of this registration statement in order to provide this benefit to investors, but we can provide no assurance that our stock will be quoted on the over-the-counter bulletin. In addition, a market for our common stock may never develop. In the event we are not able to obtain financing within the next twelve months, our operations will be limited.

Going Concern

We have not yet realized revenues from sales of products or services, have an operating loss since inception, have negative working capital, and need additional financing in order to fund our operations.  Our financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  Without realization of additional capital, it is unlikely that we can continue as a going concern.  Our management plans on raising cash from public or private debt or equity financing, on an as needed basis and in the longer term, revenues from profitable operating activities.

Off Balance Sheet Arrangements

As of August 31, 2008, there were no off balance sheet arrangements.

Certain Relationships and Related Transactions

Except as follows, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	Any of our directors or officers;
•	Any person proposed as a nominee for election as a director;
•	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
•	Any of our promoters;
•	Any relative or spouse of any of the foregoing persons who has the same house address as such person.

In June 2008, Mr. Chun Fong Tsang advanced us $38,000.  The advance from this shareholder is non-interest bearing, and due 12 months after receipt of written demand for payment.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the FINRA over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have thirty-one (31) holders of record of our common stock.

Rule 144 Shares
All of the presently outstanding shares of our common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  The SEC has adopted final rules amending Rule 144 which have become effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, we are classified as a “shell company” under Rule 405 of the Securities Act Rule 12b-2 of the Exchange Act. As such, all restricted securities presently held by the founders of our company may not be resold in reliance on Rule 144 until: (1) we file Form 10 information with the SEC when we cease to be a “shell company”; (2) we have filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the current Form 10 type information with the SEC reflecting our status as an entity that is not a shell company.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the FINRA over-the-counter bulletin board. We plan to file a Form 8-A registration statement with the Commission prior to the effectiveness of the Form SB-2 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the Commission under the 1934 Act concurrently with the effectiveness of the Form SB-2 registration statement. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the FINRA over-the-counter bulletin board. We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on a recognized market for the trading of securities in the United States.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business, or;
2.
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our sole executive officer for all services rendered in all capacities to us for our fiscal year ended August 31, 2008.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ryan Chi Wing So President, CEO, Secretary and Director	2008	0	0	0	0	0	0	0	0

Narrative Disclosure to Summary Compensation Table

Although we do not currently compensate our officers, we reserve the right to provide compensation at some time in the future. Our decision to compensate officers depends on the availability of our cash resources with respect to the need for cash to further business purposes.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of August 31, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Ryan Chi Wing So	-	-	-	-	-	-	-	-	-
There were no grants of stock options since inception to date of this Prospectus.

Director Compensation

We do not intend on compensating our directors for their services.

Financial Statements

Index to Financial Statements:

Audited financial statements for the period ended August 31, 2008 including:

F-1	Report of Independent Registered Public Accounting Firm

F-2	Balance Sheet as of August 31, 2008

F-3	Statement of Operations for the period from September 19, 2007 (Date of Inception) to August 31, 2008

F-4	Consolidated Statement of Stockholders’ Equity for the period from September 19, 2007 (Date of Inception) to August 31, 2008

F-5	Statement of Cash Flows for the period from September 19, 2007 (Date of Inception) to August 31, 2008

F-6	Notes to Financial Statements

Maddox Ungar Silberstein, PLLC CPAs and Business Advisors
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.maddoxungar.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
NanoAsia Ltd.
Reno, Nevada

We have audited the accompanying balance sheet of NanoAsia Ltd.  (the “Company”) as of August 31, 2008, and the related statements of operations, stockholders' deficit, and cash flows for the period from September 19, 2007 (Date of Inception) through August 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NanoAsia Ltd. as of August 31, 2008 and the results of its operations and its cash flows for the period from September 19, 2007 (Date of Inception) through August 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, the Company's absence of significant revenues, recurring losses from operations, and its need for additional financing in order to fund its projected loss in 2009 raise substantial doubt about its ability to continue as a going concern. The 2008 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Maddox Ungar Silberstein, PLLC

Maddox Ungar Silberstein, PLLC
Bingham Farms, Michigan

November 11, 2008

NANOASIA LTD.
 (A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
As of August 31, 2008

ASSETS
Current assets
Cash	$6,744
Total current assets	6,744

Total assets	$6,744

LIABILITIES AND STOCKHOLDERS’ DEFICIT

LIABILITIES
Current Liabilities
Accrued expenses	$14,996

Long-Term Liabilities
Notes payable - shareholders	38,000

Total Liabilities	52,996

STOCKHOLDERS’ DEFICIT:
Common stock, $.001 par value, 90,000,000 common shares and 10,000,000 preferred shares authorized 9,000,000 common shares issued and outstanding	9,000
Deficit accumulated during the development stage	(55,252)
Total stockholders’ deficit	(46,252)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$6,744

See accompanying notes to financial statements.

NANOASIA LTD.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
For the period from September 19, 2007 (Date of Inception) through August 31, 2008

General and administrative expenses:
Professional fees	$14,955
Office and miscellaneous	297
Licensing agreement	40,000
Total general and administrative expenses	55,252

Net loss and comprehensive loss	$(55,252)

Net loss per share: Basic and diluted	$(2.14)

Weighted average shares outstanding: Basic and diluted	25,862

See accompanying notes to financial statements.

NANOASIA LTD.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ DEFICIT
Period from September 19, 2007 (Date of Inception) through August 31, 2008

	Common stock		Additional paid-in	Deficit accumulated during the development
	Shares	Amount	capital	stage	Total
Issuance of common stock for cash to founders	6,000,000	$6,000	$-	$-	$6,000
Issuance of common stock for cash at $.001	3,000,000	3,000			3,000
Net loss for the period	-	-	-	(55,252)	(55,252)

Balance, August 31, 2008	9,000,000	$9,000	$-	$(55,252)	$(46,252)

See accompanying notes to financial statements.

NANOASIA LTD.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
For the period from September 19, 2007 (Date of Inception) through August 31, 2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss and comprehensive loss	$(55,252)
Change in non-cash working capital items :
Increase in accrued expenses	14,996
CASH FLOWS USED IN OPERATING ACTIVITIES	(40,256)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	9,000
Loans from shareholders	38,000
CASH FLOWS FROM FINANCING ACTIVITIES	47,000

NET INCREASE IN CASH	6,744
Cash, beginning of period	-0-
Cash, end of period	$6,744

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$-0-
Income taxes paid	$-0-

See accompanying notes to financial statements.

NANOASIA LTD.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
August 31, 2008

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business
NanoAsia Ltd. (“NanoAsia” or the “Company”) was incorporated in Nevada on September 19, 2007.  NanoAsia is a Development stage company and has not yet realized any revenues from its planned operations.  NanoAsia has entered into an exclusive distributorship agreement with Nanoduck Limited to distribute its line of clothing enhancement chemicals in the province of Guang Dong, China and Hong Kong.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet.  Actual results could differ from those estimates.

Basic Loss Per Share
Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Comprehensive Income
The Company has adopted SFAS 130 “Reporting Comprehensive Income”, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances.  When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Income Tax
NanoAsia follows SFAS 109, “Accounting for Income Taxes.” Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents

Recent Accounting Pronouncements
NanoAsia does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NANOASIA LTD.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
August 31, 2008

NOTE 2 - GOING CONCERN

The Company has not yet realized revenues from sales of products or services, has an operating loss since inception, and needs additional financing in order to fund its operations.  NanoAsia's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  Without realization of additional capital, it is unlikely that NanoAsia can continue as a going concern.  NanoAsia's management plans on raising cash from public or private debt or equity financing, on an as needed basis and in the longer term, revenues from profitable operating activities.

NOTE 3 - LICENSE AGREEMENT

In March 2008, the Company entered into an exclusive distributorship agreement with Nanoduck Limited to acquire the exclusive distribution rights to Nanoduck’s product line of clothing enhancement chemicals in the province of Guang Dong, China and Hong Kong.  In consideration, NanoAsia paid to Nanoduck Limited, cash of $40,000 on the effective date of the distributorship agreement, and will be responsible to pay an additional $20,000 with 18 months of the effective date of the agreement. The agreement shall remain in force for a thirty month period from the effective date; however, at the sole discretion of Nanoduck Limited, the agreement can be extended for an additional 30 month period upon payment by the Company of an additional $20,000.

NOTE 4 – NOTES PAYABLE - SHAREHOLDERS

The advances from shareholders are non-interest bearing, and are due 12 months after receipt of written demand for payment.

NOTE 5 – INCOME TAXES

The provision for Federal income tax consists of the following:

August 31, 2008
Refundable Federal income tax attributable to:
Current Operations	$18,785
Less: valuation allowance	(18,785)
Net provision for Federal income taxes	$-

NANOASIA LTD.
(AN DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
August 31, 2008

NOTE 5 – INCOME TAXES (continued)

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

August 31, 2008
Deferred tax asset attributable to:
Net operating loss carryover	$18,785
Less: valuation allowance	(18,785)
Net deferred tax asset	$-

At August 31, 2008, the Company had an unused net operating loss carryover approximating $55,250 that is available to offset future taxable income; it expires beginning in 2028.

NOTE 6 – COMMON STOCK

On August 30, 2008, NanoAsia issued 6,000,000 shares of stock to its founding shareholders for $6,000 cash.

On August 30, 2008, NanoAsia also issued 3,000,000 shares of stock for $3,000 cash.

NOTE 7 – COMMITMENTS

NanoAsia neither owns nor leases any real or personal property, an officer has provided office services without charge.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F. Street, N.E. Washington, D.C. 20549. Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 24. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 25. Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$.12
Federal Taxes	$0
State Taxes and Fees	$0
Listing Fees	$0
Printing Fees	$1,000
Transfer Agent Fees	$1,000
Accounting fees and expenses	$15,000
Legal fees and expenses	$10,000
Total	$27,000.12
All amounts are estimates.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26. Recent Sales of Unregistered Securities

We issued 2,000,000 shares of common stock to Ryan Chi Wing So, our president. These shares were issued pursuant to Regulation S of the Securities Act of 1933 (the "Securities Act") at a price of $0.001 per share, for total proceeds of $2,000. The 2,000,000 shares of common stock are restricted shares as defined in the Securities Act.

We issued 4,000,000 shares of common stock to Chun Fong Tsang. These shares were issued pursuant to Regulation S of the Securities Act of 1933 (the "Securities Act") at a price of $0.001 per share, for total proceeds of $4,000. The 4,000,000 shares of common stock are restricted shares as defined in the Securities Act.

We completed a private placement of 3,000,000 shares of our common stock pursuant to Regulation S of the 1933 Act. All shares were issued at a price of $0.001 per share. We received proceeds of $3,000 from the offering. Each purchaser represented to us that the purchaser was a Non-US Person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificates issued in accordance with Regulation S. All purchasers were given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. The selling stockholders named in this prospectus include all of the purchasers who purchased shares pursuant to this Regulation S offering.

Item 27. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	Corporate By-Laws
5.1	Opinion letter from The Law Offices of Rory Vohwinkel
10.1	Exclusive Distributorship Agreement
23.1	Consent of Maddox Ungar Silberstein, PLLC

Item 28. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(a) If the Company is relying on Rule 430B:

i. Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(b) If the Company is subject to Rule 430C:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities: The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to the purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Hong Kong, China on December 19, 2008.

NanoAsia, Ltd.

By: /s/ Ryan Chi Wing So
Ryan Chi Wing So
President, Chief Executive Officer,Principal Executive Officer,
Chief Financial Officer, PrincipalFinancial Officer, Principal AccountingOfficer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ryan Chi Wing So as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

By: /s/ Ryan Chi Wing So
Ryan Chi Wing So
President, Chief Executive Officer,Principal Executive Officer,
Chief Financial Officer, PrincipalFinancial Officer, Principal AccountingOfficer and Director
December 19, 2008